Exhibit 20.2

PARTNERS FIRST CREDIT CARD MASTER TRUST

MONTHLY TRUST ACTIVITY

A.	Trust Level Activity
	Number of Days in Monthly Period	31
	Beginning Principal Receivables Balance	1,348,258,946.71
	Beginning Special Funding Account Balance	0.00
	Beginning Principal Receivables + SFA Balance	1,348,258,946.71
	Beginning Finance Charge Receivables	38,653,610.64
	Beginning Total Receivables	1,386,912,557.35
	Special Funding Account Earnings	0.00
	Finance Charge Collections	17,036,129.43
	Interest/Fee Reversals (Wachovia accounts only)	0.00
	Interchange Collections	3,848,644.27
	Collection Account Investment Proceeds	0.00
	Recoveries treated as Finance Charge Collections	0.00
	Total Finance Charge Receivables Collections	20,884,773.70
	Principal Receivables Collections	114,594,393.64
	Recoveries treated as Principal Collections	832,736.79
	Total Principal Receivables Collections	115,427,130.43
	Monthly Payment Rate (Principal plus Interest divided by Beg. Total Receivables)	9.49%
	Defaulted Amount (Net of Recoveries)	10,418,380.87
	Annualized Default Rate	9.27%
	Trust Gross Yield	18.59%
	Aggregate Account Addition or Removal (Y/N)?	N
	Date of Addition/Removal	N/A
	Principal Receivables at the end of the day of Addition/Removal	N/A
	SFA Balance at the end of the day of Addition/Removal	N/A
	Principal Receivables + SFA Balance at the end of the day of Addition/Removal	N/A
	Ending Principal Receivables Balance	1,357,768,793.01
	Ending Special Funding Account (SFA) Balance	0.00
	Ending Principal Receivables + SFA Balance	1,357,768,793.01
	Ending Finance Charge Receivables	37,010,250.12
	Ending Total Receivables	1,394,779,043.13
	Required Minimum Principal Balance (as of month end)	429,499,999.98

PARTNERS FIRST CREDIT CARD MASTER TRUST

MONTHLY TRUST ACTIVITY

B.	Series Allocations
			Total	1998-3
	Group			1
	Class A Initial Invested Amount		528,000,000.00	528,000,000.00
	Class B Initial Invested Amount		113,000,000.00	113,000,000.00
	Collateral Initial Invested Amount		67,000,000.00	67,000,000.00
	Class D Initial Invested Amount		42,000,000.00	42,000,000.00
	Total Initial Invested Amount		750,000,000.00	750,000,000.00
	Required Transferor Amount (per definition)		48,782,307.39	48,782,307.39
	Initial Invested Amount + Req Transf Amount		798,782,307.39	798,782,307.39
	Series Allocation Percentage		100.00%	100.00%
	Series Allocable Finance Charge Collections		20,884,773.70	20,884,773.70
	Series Allocable Principal Collections		115,427,130.43	115,427,130.43
	Series Allocable Defaulted Amounts		10,418,380.87	10,418,380.87
	Series Allocable Servicing Fee		627,316.84	627,316.84
	In Revolving Period?			N
	Available for Principal Sharing Series		5,124,608.30	5,124,608.30
	Principal Shortfall		0.00	0.00
	Allocation of Shared Principal Collections		0.00	0.00
	Available for Excess Allocation Series		2,261,888.46	2,261,888.46
	Finance Charge Shortfall		0.00	0.00
	Allocation of Excess Finance Charge Collections		0.00	0.00

B.	Series Allocations Amounts Due			1998-3
	Transferor’s Percentage			67.45%
	Principal Allocation Percentage			55.63%
	Principal Collections			64,208,991.93
	Floating Allocation Percentage			32.55%
	Class A Certificate Rate			1.55000%
	Class B Certificate Rate			1.78000%
	CIA Certificate Rate			2.39500%
	CIA Secured Loan Spread Rate			2.14500%
	Class D Certificate Rate			0.00000%
	Class A Interest			682,000.00
	Class B Interest			167,616.67
	Collateral Monthly Interest			27,722.34
	Class D Interest			0.00
	Investor Monthly Interest			877,339.01
	Investor Default Amount (Net of Recoveries)			3,391,240.03
	Interchange Collections			1,252,754.79
	0.75% of Interchange			235,243.82
	Servicer Interchange			235,243.82
	Monthly Servicing Fee (Before Adjustments)			627,316.84
	Interchange Adjustment			0.00
	SFA Adjustment			0.00
	Previous Period Adjustment			0.00
	Total Monthly Servicing Fee (After all adjustments)			627,316.84

C.	Calculation of Redirected Investor Finance Charge Collections (“Socialism”)
			Group I	1998-3
	Beginning Invested Amount (Month)		705,949,004.31	705,949,004.31
	Finance Charge Collections		6,798,108.22	6,798,108.22
	Reserve Account Interest		3,565.00	3,565.00
	PFA Proceeds		356,111.11	356,111.11
	Total Finance Charge Collections		7,157,784.33	7,157,784.33
	Investor Monthly Interest		877,339.01	877,339.01
	Investor Default Amount		3,391,240.03	3,391,240.03
	Monthly Servicing Fee		627,316.84	627,316.84
	Additional Amounts		0.00	0.00
	Total Amount Due		4,895,895.88	4,895,895.88
	Group Excess?		Y
	Amount per 4.10(A) Amount per 4.10(B) Amount per 4.10(C) Amount per 4.10(D) }	used in a shortfall scenario only		877,339.01 3,391,240.03 627,316.84 0.00
	Redirected Finance Charge Collections		7,157,784.33	7,157,784.33
	Amount of funds redistributed per 4.10			0.00
	Redirected Finance Charge Collections—PFA Proceeds (Class A available funds)			6,801,673.22

PARTNERS FIRST CREDIT CARD MASTER TRUST

MONTHLY TRUST ACTIVITY

D. Trust Performance
30-59 Days Delinquent	24,698,966.42	1.82%
60-89 Days Delinquent	15,859,637.53	1.17%
90+ Days Delinquent	33,002,537.57	2.43%
Total 30+ Days Delinquent	73,561,141.52	5.42%

BANK ONE, DELAWARE, NATIONAL ASSOCIATION (FORMERLY FIRST USA BANK, N.A.) AS SERVICER

By:	/S/ MICHAEL J. GRUBB
Name: Michael J. Grubb Title: First Vice President

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